EXHIBIT A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Amendment No. 5 to Schedule 13D is filed on behalf of each of us.

Dated: September 20, 2021

THE COLUMN GROUP II, LP		THE COLUMN GROUP II GP, LP

By:	The Column Group II GP, LP	By:	/s/ James Evangelista, Attorney-in-Fact

By:	/s/ James Evangelista, Attorney-in-Fact

PONOI CAPITAL, LP		PONOI MANAGEMENT, LLC

By:	Ponoi Management, LLC	By:	/s/ James Evangelista, Attorney-in-Fact

By:	/s/ James Evangelista, Attorney-in-Fact

PONOI CAPITAL II, LP		PONOI II MANAGEMENT, LLC

By:	Ponoi II Management, LLC	By:	/s/ James Evangelista, Attorney-in-Fact

By:	/s/ James Evangelista, Attorney-in-Fact

THE COLUMN GROUP, LLC

By:	/s/ James Evangelista, Attorney-in-Fact

By:	/s/ James Evangelista, Attorney-in-Fact on behalf of Peter Svennilson	By:	/s/ James Evangelista, Attorney-in-Fact on behalf of Tim Kutzkey

By:	/s/ James Evangelista, Attorney-in-Fact on behalf of David V. Goeddel